SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): August 11, 1999


                           BIOGAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                       33-23489                58-1832055
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)



           7213 Potomac Drive, Boise, Idaho                        83704
       (Address of principal executive offices)                  (Zip Code)

         Registrant's telephone number, including area code 208-376-8500


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         (Former name or former address, it changed since last report.)

Item 5. Other Events. On August 11, 1999, Biogan International, Inc. signed a letter of intent with R-Tec Corporation, an Idaho corporation, and its two shareholders, under the principal terms of which (i) Biogan will form a subsidiary corporation "R-Tec Holding, Inc.", as an Idaho corporation; (ii) Biogan will transfer (drop-down) its 50% ownership interest in IntorCorp, Inc. to R-Tec Holding and receive 4,000,000 shares of common stock of R-Tec Holding;
(iii) the shareholders of R-Tec Corporation will transfer 80% of the common stock of R-Tec Corporation to R-Tec Holding in exchange for 4,000,000 shares of common stock (50% ownership) of R-Tec Holding; (iv) R-Tec Holding will contribute (drop-down) its common stock of IntorCorp to R-Tec Corporation; and
(v) Biogan will distribute its stock of R-Tec Holding to its shareholders as a stock dividend.

R-Tec Corporation is an engineering company with sales for the six months ending June 30, 1999, of $821,603, and a net profit before tax of $127,383 (unaudited), and a balance sheet equity of $263,151 (unaudited). As part of the transaction R-Tec Corporation will agree to redeem from the original two shareholders the remaining 20% of the outstanding common stock, and pay other benefits to the stockholders, that will total $300,000 within 12 months from closing. In


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addition to the customary conditions, the primary contingency for closing the transaction is the ability of R-Tec Holding, Inc. to raise approximately $450,000 working capital to finance expansion of R-Tec Corporation business.

R-Tec Corporation personnel have previously assisted in the development of the IntorCorp Motor, and a major incentive of the reorganization is the continued development by R-Tec Corporation of the IntorCorp Motor.

The parties intend to comply with registration and reporting requirements under the Exchange Act, in order that the distribution of R-Tec Holding, Inc. shares to Biogan shareholders will be in compliance with the Exchange Act and with the NASD so that when such registration is effective, the stock of R-Tec Holding Inc. may be publicly traded.

The definitive stock exchange agreement is currently being prepared for execution by the parties.

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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BIOGAN INTERNATIONAL, INC.
                                            (Registrant)

Date: August 16, 1999.                By /s/ Ronald J. Tolman
                                         ---------------------------------------
                                         Ronald J. Tolman, Acting Vice-President




Date: August 16, 1999.                By /s/ Rulon L. Tolman
                                         ---------------------------------------
                                         Rulon L. Tolman, Vice-President